April 23, 2010

JPMorgan Trust II
245 Park Avenue
New York, NY 10167

Re: JPMorgan Trust II

(File Nos. 2-95973 and 811-4236)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 117 to the Registration Statement of JPMorgan Trust II. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ DECHERT LLP